Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:April 17, 2024

CONTACT:Kenneth J. Stephon

Chairman, President and CEO

PHONE:(856) 656-2201, ext. 1009

WILLIAM PENN BANCORPORATION ANNOUNCES QUARTER END RESULTS AND CASH DIVIDEND TO SHAREHOLDERS

BRISTOL, PENNSYLVANIA, April 17, 2024 — William Penn Bancorporation (“William Penn” or the “Company”) (NASDAQ CM: WMPN), the parent company of William Penn Bank (the “Bank”), today announced its financial results for the three and nine months ended March 31, 2024.  William Penn recorded net income of $136 thousand, or $0.02 per basic and diluted share, for the three months ended March 31, 2024 and recorded net income of $326 thousand, or $0.04 per basic share and $0.03 per diluted share, for the nine months ended March 31, 2024, compared to net income of $183 thousand and $2.3 million, or $0.01 and $0.17 per basic and diluted share, for the three and nine months ended March 31, 2023, respectively. William Penn recorded core net income of $21 thousand, or $0.00 per basic and diluted share, for the three months ended March 31, 2024, and a core net loss(1) of $25 thousand, or $(0.00) per basic and diluted share, for the nine months ended March 31, 2024, compared to core net income(1) of $443 thousand and $2.3 million, or $0.04 per basic share and $0.03 per diluted share and $0.17 per basic and diluted share, for the three and nine months ended March 31, 2023, respectively.

In addition, William Penn announced that its Board of Directors has declared a cash dividend of $0.03 per share, payable on May 9, 2024, to common shareholders of record at the close of business on April 29, 2024.

Kenneth J. Stephon, William Penn’s Chairman, President, and CEO, stated, “We remain focused on delivering the maximum value to our shareholders.  During our third fiscal quarter, we continued to repurchase shares under our existing stock repurchase programs and we repurchased 205,649 shares at a total cost of $2.5 million, an average cost of $12.22 per share.  We are authorized to repurchase a total of 6,433,769 shares under our previously announced stock repurchase programs and, as of March 31, 2024, we have repurchased a total of 6,201,969 shares at a total cost of $72.5 million, an average of $11.69 per share.”

Mr. Stephon added, “The Company continues to maintain a robust capital level, posting a stockholders’ equity to assets ratio of 15.09% and a tangible common equity ratio(2) of 14.56% at March 31, 2024. Our healthy capital position has provided us with the flexibility to pay dividends and return excess capital to shareholders through share repurchases.  The current interest rate environment, which is very difficult for banks with respect to profitability, is possibly going to remain with us longer than many people had anticipated.  As we face these challenges, we continue to manage our expenses diligently, evaluate every opportunity to improve our financial results, and remain committed to maximizing stockholder value.”

Highlights for the three and nine months ended March 31, 2024 are as follows:

●	During the three months ended March 31, 2024, we repurchased 205,649 shares at a total cost of $2.5 million, an average of $12.22 per share. As of March 31, 2024, the Company had repurchased a total of 6,433,769 shares under its previously announced repurchase programs at a total cost of $72.5 million, or $11.69 per share.
●	William Penn recorded net income of $136 thousand, or $0.02 per basic and diluted share, and core net income(1) of $21 thousand, or $0.00 per basic and diluted share, for the three months ended March 31, 2024.

(1) As used in this press release, core net (loss) income is a non-GAAP financial measure.  This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

(2) As used in this press release, tangible common equity is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

●	The accumulated other comprehensive loss component of equity related to the unrealized loss on available for sale securities decreased $1.3 million, or 5.7%, during the nine months ended March 31, 2024.

●	During the nine months ended March 31, 2024, we recorded a $475 thousand recovery for credit losses primarily due to consistently low levels of net charge-offs, strong asset quality metrics and continued conservative lending practices. Non-performing assets to total assets decreased to 0.41% as of March 31, 2024 from 0.49% as of June 30, 2023 and William Penn recorded $16 thousand of net recoveries, or (0.00)% of average loans, during the nine months ended March 31, 2024.

●	Book value per share measured $13.30 as of March 31, 2024 compared to $12.91 as of June 30, 2023. Tangible book value per share(3) measured $12.74 as of March 31, 2024 compared to $12.48 as of June 30, 2023. The increase in both book value per share and tangible book value per share was primarily due to a $1.3 million decrease in the accumulated other comprehensive loss component of equity related to the unrealized loss on available for sale securities and the repurchase of 3,021,498 shares at a total cost of $36.8 million, or $12.18 per share.

Statement of Financial Condition

Total assets decreased $14.4 million, or 1.7%, to $833.2 million at March 31, 2024, from $847.6 million at June 30, 2023, primarily due to a $13.3 million decrease in available for sale and held to maturity investments.  The Company used $36.8 million of cash during the nine months ended March 31, 2024 to repurchase shares of stock under its previously announced stock repurchase programs.

Cash and cash equivalents decreased $2.8 million, or 13.7%, to $18.0 million at March 31, 2024, from $20.8 million at June 30, 2023.  The decrease in cash and cash equivalents was primarily due to the repurchase of 3,021,498 shares at a total cost of $36.8 million and a $9.5 million decrease in deposits, partially offset by a $31.0 million increase in advances from the Federal Home Loan Bank (“FHLB”) of Pittsburgh and approximately $15.0 million of investment principal paydowns.

Total investments decreased $12.9 million, or 4.9%, to $253.5 million at March 31, 2024, from $266.4 million at June 30, 2023.  The decrease in investments was primarily due to approximately $15.0 million of principal paydowns of securities included in the available for sale and held to maturity portfolios, partially offset by a $1.7 million decrease in the gross unrealized loss on available for sale securities.  The Company remains focused on maintaining a high-quality investment portfolio that provides a steady stream of cash flows.

Net loans increased $714 thousand, or 0.1%, to $478.3 million at March 31, 2024, from $477.5 million at June 30, 2023.  The interest rate environment has caused a slowdown in borrower demand and the Company continues to maintain conservative lending practices and pricing discipline.

Deposits decreased $9.5 million, or 1.5%, to $625.8 million at March 31, 2024, from $635.3 million at June 30, 2023.  The decrease in deposits was primarily due to a $22.6 million decrease in money market accounts and a $7.1 million decrease in savings accounts, partially offset by an $11.8 million increase in interest bearing checking accounts and a $9.3 million increase in certificate of deposit accounts.  The interest rate environment has created significant pricing competition for deposits within our market.

Borrowings increased $31.0 million, or 91.2%, to $65.0 million at March 31, 2024, from $34.0 million at June 30, 2023.  During the nine months ended March 31, 2024, the Company borrowed from the FHLB of Pittsburgh to fund a portion of the $36.8 million of share repurchases.

Stockholders’ equity decreased $34.9 million, or 21.8%, to $125.8 million at March 31, 2024, from $160.7 million at June 30, 2023. The decrease in stockholders’ equity was primarily due to the repurchase of 3,021,498 shares at a total cost of $36.8 million, or $12.18 per share, during the nine months ended March 31, 2024 under the Company’s previously announced stock repurchase programs, the payment of three $0.03 per share quarterly cash dividends totaling $900 thousand, and a $226 thousand

(3) As used in this press release, tangible book value per share is a non-GAAP financial measure.  This non-GAAP financial measure excludes goodwill and other intangible assets.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

one-time cumulative effect decrease to retained earnings from the adoption of the Current Expected Credit Losses (“CECL”) accounting standard. These decreases to stockholders’ equity were partially offset by a $1.3 million decrease in the accumulated other comprehensive loss component of equity related to the unrealized loss on available for sale securities and $326 thousand of net income during the nine months ended March 31, 2024.  Book value per share measured $13.30 as of March 31, 2024 compared to $12.91 as of June 30, 2023, and tangible book value per share(3) measured $12.74 as of March 31, 2024 compared to $12.48 as of June 30, 2023.

Net Interest Income

For the three months ended March 31, 2024, net interest income was $4.0 million, a decrease of $1.5 million, or 27.5%, from the three months ended March 31, 2023.  The decrease in net interest income was primarily due to an increase in interest expense on deposits and borrowings, partially offset by an increase in interest income on loans. The net interest margin measured 2.15% for the three months ended March 31, 2024, compared to 2.84% for the three months ended March 31, 2023.  The decrease in the net interest margin during the three months ended March 31, 2024, compared to the same period in 2023, was primarily due to an increase in the average balance of borrowings and the rise in interest rates that caused an increase in the cost of borrowings and deposits that exceeded the increase in interest income on loans.

For the nine months ended March 31, 2024, net interest income was $13.0 million, a decrease of $4.8 million, or 27.2%, from the nine months ended March 31, 2023.  The decrease in net interest income was primarily due to an increase in interest expense on deposits and borrowings, partially offset by an increase in interest income on loans. The net interest margin measured 2.32% for the nine months ended March 31, 2024, compared to 3.04% for the nine months ended March 31, 2023.  The decrease in the net interest margin during the nine months ended March 31, 2024, compared to the same period in 2023, was primarily due to an increase in the average balance of deposits and the rise in interest rates that caused an increase in the cost of borrowings and deposits that exceeded the increase in interest income on loans and investments.

Non-interest Income

For the three months ended March 31, 2024, non-interest income totaled $725 thousand, an increase of $551 thousand, or 316.7%, from the three months ended March 31, 2023.  The increase was primarily due to a $585 thousand increase in the unrealized gain on equity securities from a $435 thousand unrealized loss during the three months ended March 31, 2023 to a $150 thousand unrealized gain during the three months ended March 31, 2024.

For the nine months ended March 31, 2024, non-interest income totaled $2.2 million, an increase of $845 thousand, or 62.2%, from the nine months ended March 31, 2023.  The increase was primarily due to a $1.0 million increase in the unrealized gain on equity securities from a $654 thousand unrealized loss during the nine months ended March 31, 2023 to a $371 thousand unrealized gain during the nine months ended March 31, 2024, as well as a $99 thousand increase in earnings on bank-owned life insurance. These increases to non-interest income were partially offset by a $396 thousand net gain on the sale of premises and equipment primarily associated with the sale of two properties recorded during the nine months ended March 31, 2023.

Non-interest Expense

For the three months ended March 31, 2024, non-interest expense totaled $5.3 million, a decrease of $231 thousand, or 4.1%, from the three months ended March 31, 2023.  The decrease in non-interest expense was primarily due to a $226 thousand decrease in salaries and employee benefits primarily due to a reduction in the number of full-time employees consistent with the Company’s expense management initiatives.

For the nine months ended March 31, 2024, non-interest expense totaled $15.6 million, a decrease of $1.2 million, or 6.9%, from the nine months ended March 31, 2023.  The decrease in non-interest expense was primarily due to an $893 thousand decrease in salaries and employee benefits primarily due to a reduction in the number of full-time employees consistent with the Company’s expense management initiatives and a $245 thousand decrease in occupancy and equipment expense consistent with the closure of the Bank’s branch office located in Collingswood, New Jersey effective December 31, 2022.

Income Taxes

For the three months ended March 31, 2024, the Company recorded a $230 thousand income tax benefit, reflecting an effective tax rate of (244.7)%, compared to an income tax benefit of $45 thousand, reflecting an effective tax rate of (32.6)%, for the same period in 2023.  The income tax benefit recorded during the three months ended March 31, 2024 was primarily due to the $94 thousand loss before income taxes coupled with the $319 thousand of federal tax-exempt income recorded on bank-owned life insurance.  The Company recorded an income tax benefit during the three months ended March 31, 2023 primarily due to $276 thousand of federal tax-exempt income recorded on bank-owned life insurance.

For the nine months ended March 31, 2024, the Company recorded a $313 thousand income tax benefit, reflecting an effective tax rate of (2407.7)%, compared to a provision for income taxes of $105 thousand, reflecting an effective tax rate of 4.4%, for the same period in 2023.  The income tax benefit recorded during the nine months ended March 31, 2024 was primarily due to $13 thousand of income before income taxes coupled with the $922 thousand of federal tax-exempt income recorded on bank-owned life insurance.  The Company recorded a $211 thousand income tax benefit related to a refund received associated with the carryback of net operating losses under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act during the nine months ended March 31, 2023.

Asset Quality

Asset quality metrics remain strong with non-performing assets to total assets decreasing to 0.41% as of March 31, 2024 from 0.49% as of June 30, 2023.  During the nine months ended March 31, 2024, we recorded a $475 thousand recovery for credit losses primarily due to consistently low levels of net charge-offs, strong asset quality metrics and continued conservative lending practices.  During the nine months ended March 31, 2023, we did not record a provision for credit losses due to improved asset quality metrics and continued low levels of net charge-offs and non-performing assets.  Our allowance for credit losses (“ACL”) totaled $3.1 million, or 0.65% of total loans, as of March 31, 2024, compared to $3.3 million, or 0.69% of total loans, as of June 30, 2023.  Our total credit losses coverage ratio(4), including $2.2 million of fair value marks on acquired loans and the $3.1 million allowance for credit losses, was 1.10% as of March 31, 2024 compared to 1.20% as of June 30, 2023, including $2.5 million of fair value marks on acquired loans and the $3.3 million allowance for credit losses.

Capital and Liquidity

As of March 31, 2024, William Penn’s stockholders’ equity to assets ratio totaled 15.09% and tangible capital to tangible assets ratio(2) totaled 14.56%.  The Bank’s capital position remains strong relative to current regulatory requirements.  The Bank has elected to follow the community bank leverage ratio framework and, as of March 31, 2024, the Bank had a community leverage ratio of 16.01% and is considered well-capitalized under the prompt corrective action framework.

The Bank continues to have substantial liquidity that has been retained in cash or invested in high quality government-backed securities.  In addition, at March 31, 2024, we had the ability to borrow up to $280.8 million from the FHLB of Pittsburgh, $10.0 million from the Atlantic Community Bankers Bank, and $4.1 million from the Federal Reserve Bank.

About William Penn Bancorporation and William Penn Bank

William Penn Bancorporation, headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which is a community bank that serves the Delaware Valley area through twelve full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington, Camden and Mercer Counties in New Jersey.  The Company's executive offices are located at 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007.  William Penn Bank's deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC).  The primary federal regulator for William Penn Bank is the FDIC.  For more information about the Bank and William Penn, please visit www.williampenn.bank.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions (including higher inflation and its impact on national and local economic conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, changes to consumer and business confidence, investor sentiment, or consumer spending of savings behavior, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios and our ability to successfully integrate the business operations of acquired

(4) As used in this press release, total credit losses coverage ratio is a non-GAAP financial measure.  This non-GAAP financial measure includes the fair value mark on acquired loans.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

businesses into our business operations, the ability to attract, develop and retain qualified employees, our ability to maintain the security of our data processing and information technology systems, and that the Company may not be successful in the implementation of its business strategy. Additionally, other risks and uncertainties may be described in William Penn’s Annual Report on Form 10-K for the year ended June 30, 2023, which is available through the SEC’s EDGAR website located at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, William Penn assumes no obligation to update any forward-looking statements.

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Financial Condition

(Dollars in thousands, except share amounts)

	March 31,	December 31,	June 30,	March 31,
	2024	2023	2023	2023

ASSETS
Cash and due from banks	$5,792	$6,122	$7,652	$4,848
Interest bearing deposits with other banks	12,163	11,402	11,561	6,314
Federal funds sold	-	-	1,580	8,715
Total cash and cash equivalents	17,955	17,524	20,793	19,877
Interest-bearing time deposits	100	100	600	600
Securities available-for-sale, at fair value	156,643	160,938	165,127	171,611
Securities held-to-maturity, net of allowance for credit losses of $0 as of March 31, 2024 and December 31, 2023	94,871	96,404	99,690	101,410
Equity securities	2,000	1,850	1,629	1,604
Loans receivable, net of allowance for credit losses of $3,120, $3,601, $3,313 and $3,337, respectively	478,257	467,214	477,543	484,858
Premises and equipment, net	7,352	7,521	9,054	10,946
Regulatory stock, at cost	3,747	3,313	2,577	2,669
Deferred income taxes	9,261	9,002	9,485	8,930
Bank-owned life insurance	41,497	41,179	40,575	40,292
Goodwill	4,858	4,858	4,858	4,858
Intangible assets	396	437	519	566
Operating lease right-of-use assets	8,459	8,617	8,931	9,116
Accrued interest receivable and other assets	7,793	7,074	6,198	5,035
TOTAL ASSETS	$833,189	$826,031	$847,579	$862,372

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits	$625,797	$626,663	$635,260	$632,675
Advances from Federal Home Loan Bank	65,000	54,000	34,000	38,000
Advances from borrowers for taxes and insurance	2,767	2,481	3,227	2,990
Operating lease liabilities	8,694	8,834	9,107	9,270
Accrued interest payable and other liabilities	5,169	5,107	5,240	5,391
TOTAL LIABILITIES	707,427	697,085	686,834	688,326

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value	-	-	-	-
Common stock, $0.01 par value	95	96	125	135
Additional paid-in capital	98,608	100,651	134,387	145,240
Unearned common stock held by employee stock ownership plan	(8,890)	(8,991)	(9,194)	(9,295)
Retained earnings	58,005	58,132	58,805	58,637
Accumulated other comprehensive loss	(22,056)	(20,942)	(23,378)	(20,671)
TOTAL STOCKHOLDERS' EQUITY	125,762	128,946	160,745	174,046
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$833,189	$826,031	$847,579	$862,372

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2024	2023	2023	2024	2023
INTEREST INCOME
Loans receivable, including fees	$6,338	$6,194	$5,725	$18,671	$16,688
Securities	1,652	1,700	1,714	5,063	5,078
Other	174	169	169	504	485
Total interest income	8,164	8,063	7,608	24,238	22,251
INTEREST EXPENSE
Deposits	3,200	3,220	1,623	9,150	3,106
Borrowings	950	632	452	2,119	1,335
Total interest expense	4,150	3,852	2,075	11,269	4,441

Net interest income	4,014	4,211	5,533	12,969	17,810
(Recovery) provision for credit losses	(505)	25	-	(475)	-
NET INTEREST INCOME AFTER (RECOVERY) PROVISION FOR CREDIT LOSSES	4,519	4,186	5,533	13,444	17,810
OTHER INCOME
Service fees	210	225	197	650	617
Net gain on sale of securities	-	85	-	85	-
Earnings on bank-owned life insurance	319	309	276	922	823
Net gain on disposition of premises and equipment	-	-	97	-	396
Unrealized gain (loss) on equity securities	150	148	(435)	371	(654)
Other	46	61	39	175	176
Total other income	725	828	174	2,203	1,358
OTHER EXPENSES
Salaries and employee benefits	2,991	2,861	3,217	8,787	9,680
Occupancy and equipment	772	728	810	2,260	2,505
Data processing	518	504	480	1,516	1,383
Professional fees	249	192	208	651	729
Amortization of intangible assets	41	41	49	123	146
Other	767	745	805	2,297	2,349
Total other expense	5,338	5,071	5,569	15,634	16,792

(Loss) income before income taxes	(94)	(57)	138	13	2,376

Income tax (benefit) expense	(230)	(68)	(45)	(313)	105
NET INCOME	$136	$11	$183	$326	$2,271

Basic earnings per share	$0.02	$0.00	$0.01	$0.04	$0.17
Diluted earnings per share	$0.02	$0.00	$0.01	$0.03	$0.17
Basic average common shares outstanding	8,336,654	8,845,633	12,643,435	9,264,297	13,024,076
Diluted average common shares outstanding	8,423,209	8,910,313	12,718,167	9,321,974	13,069,858

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Selected Consolidated Financial and Other Data

(Dollars in thousands)

The following tables present information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average daily balances of assets or liabilities, respectively, for the periods presented. Loan fees, including prepayment fees, are included in interest income on loans and are not material. Non-accrual loans are included in the average balances only. Any adjustments necessary to present yields on a tax equivalent basis are insignificant.

	For the Three Months Ended						For the Nine Months Ended
	March 31, 2024			March 31, 2023			March 31, 2024			March 31, 2023
	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost

Interest-earning assets:
Loans(1)	$479,959	$6,338	5.28%	$487,676	$5,725	4.70%	$477,117	$18,671	5.22%	$483,225	$16,688	4.60%
Investment securities(2)	256,404	1,652	2.58	277,161	1,714	2.47	258,197	5,063	2.61	280,557	5,078	2.41
Other interest-earning assets	11,217	174	6.20	13,281	169	5.09	11,383	504	5.90	16,196	485	3.99
Total interest-earning assets	747,580	8,164	4.37	778,118	7,608	3.91	746,697	24,238	4.33	779,978	22,251	3.80
Non-interest-earning assets	81,970			81,895			82,558			82,753
Total assets	$829,550			$860,013			$829,255			$862,731

Interest-bearing liabilities:
Interest-bearing checking accounts	$131,360	531	1.62%	$125,529	81	0.26%	$130,531	1,424	1.45%	$129,858	244	0.25%
Money market deposit accounts	188,255	1,386	2.94	204,172	1,004	1.97	194,354	4,275	2.93	185,356	1,768	1.27
Savings, including club deposits	83,530	10	0.05	95,672	16	0.07	85,334	35	0.05	99,922	53	0.07
Certificates of deposit	160,551	1,273	3.17	143,697	522	1.45	161,382	3,416	2.82	136,492	1,041	1.02
Total interest-bearing deposits	563,696	3,200	2.27	569,070	1,623	1.14	571,601	9,150	2.13	551,628	3,106	0.75
FHLB advances and other borrowings	65,864	950	5.77	37,244	452	4.85	49,053	2,119	5.76	49,394	1,335	3.60
Total interest-bearing liabilities	629,560	4,150	2.64	606,314	2,075	1.37	620,654	11,269	2.42	601,022	4,441	0.99

Non-interest-bearing liabilities:
Non-interest-bearing deposits	56,610			58,238			56,307			62,252
Other non-interest-bearing liabilities	17,081			19,438			17,505			15,566
Total liabilities	703,251			683,990			694,466			678,840
Total equity	126,299			176,023			134,789			183,891
Total liabilities and equity	$829,550			$860,013			$829,255			$862,731

Net interest income		$4,014			$5,533			$12,969			$17,810

Interest rate spread(3)		1.73%			2.54%			1.91%			2.81%
Net interest-earning assets(4)	$118,020			$171,804			$126,043			$178,956
Net interest margin(5)		2.15%			2.84%			2.32%			3.04%
Ratio of interest-earning assets to interest-bearing liabilities	118.75%			128.34%			120.31%			129.78%

(1)	Includes nonaccrual loan balances and interest, if any, recognized on such loans.
(2)	Includes securities available for sale and securities held to maturity.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

Asset Quality Indicators (unaudited)

	March 31,	December 31,	June 30,	March 31,
(Dollars in thousands)	2024	2023	2023	2023

Non-performing assets:
Non-accruing loans	$2,977	$3,017	$4,033	$4,241
Accruing loans past due 90 days or more	-	-	-	-
Total non-performing loans	$2,977	$3,017	$4,033	$4,241

Real estate owned	440	141	141	141

Total non-performing assets	$3,417	$3,158	$4,174	$4,382

Non-performing loans to total loans	0.62%	0.64%	0.84%	0.87%
Non-performing assets to total assets	0.41%	0.38%	0.49%	0.51%
ACL to total loans and leases	0.65%	0.76%	0.69%	0.68%
ACL to non-performing loans	104.80%	119.36%	82.15%	78.68%

Key Performance Ratios (unaudited)

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2024	2023	2023	2024	2023
PERFORMANCE RATIOS:
(annualized for the three and nine months ended)
Return on average assets	0.07%	0.01%	0.09%	0.05%	0.35%
Core return on average assets(5)	0.01%	(0.08)%	0.21%	0.00%	0.35%
Return on average equity	0.43%	0.04%	0.42%	0.32%	1.65%
Core return on average equity(5)	0.07%	(0.54)%	1.01%	(0.02)%	1.64%
Net interest margin	2.15%	2.28%	2.84%	2.32%	3.04%
Net charge-off ratio	(0.00)%	0.01%	0.00%	(0.00)%	0.02%
Efficiency ratio	112.64%	100.64%	97.58%	103.05%	87.60%
Core efficiency ratio(5)	116.32%	105.51%	92.13%	106.24%	86.44%
Tangible common equity(2)	14.56%	15.07%	19.68%	14.56%	19.68%

(5) As used in this press release, core return on average assets, core return on average equity, and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

Non-GAAP Reconciliation (unaudited)

In this press release, we present the non-GAAP financial measures included in the tables below, which are used to evaluate our performance and exclude the effects of certain transactions and one-time events that we believe are unrelated to our core business and not necessarily indicative of our current performance or financial position. Management believes excluding these items facilitates greater visibility into our core businesses and underlying trends that may, to some extent, be obscured by inclusion of such items.  The following tables include a reconciliation of the non-GAAP financial measures used in this press release to their comparable GAAP measures.

William Penn Bancorporation and Subsidiaries

Non-GAAP Reconciliation

(Dollars in thousands, except share and per share data)

	March 31,	June 30,
	2024	2023
Calculation of tangible capital to tangible assets:
Total assets (GAAP)	$833,189	$847,579
Less: Goodwill and other intangible assets	5,254	5,377
Tangible assets (non-GAAP)	$827,935	$842,202

Total stockholders' equity (GAAP)	$125,762	$160,745
Less: Goodwill and other intangible assets	5,254	5,377
Total tangible equity (non-GAAP)	$120,508	$155,368

Stockholders' equity to assets (GAAP)	15.09%	18.97%
Tangible capital to tangible assets (non-GAAP)	14.56%	18.45%

Calculation of tangible book value per share:
Total stockholders' equity (GAAP)	$125,762	$160,745
Less: Goodwill and other intangible assets	5,254	5,377
Total tangible equity (non-GAAP)	$120,508	$155,368

Total common shares outstanding	9,457,967	12,452,921

Book value per share (GAAP)	$13.30	$12.91
Tangible book value per share (non-GAAP)	$12.74	$12.48

Calculation of the total credit losses coverage ratio:
Allowance for credit losses	$3,120	$3,313
Purchase accounting fair value mark	2,176	2,488
Total credit losses coverage	$5,296	$5,801
Gross loans receivable	$481,377	$480,856
Gross loans receivable, excluding purchase accounting fair value mark	$483,553	$483,344

Allowance for credit losses to total loans (GAAP)	0.65%	0.69%
Total credit losses coverage to total loans (non-GAAP)	1.10%	1.20%

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2024	2023	2023	2024	2023
Calculation of core net income:
Net income (GAAP)	$136	$11	$183	$326	$2,271
Less pre-tax adjustments:
Net gain on sale of securities	-	(85)	-	(85)	-
Net gain on disposition of premises and equipment	-	-	(97)	-	(396)
Unrealized (gain) loss on equity securities	(150)	(148)	435	(371)	654
Tax impact of pre-tax adjustments	35	54	(78)	105	(59)
Income tax benefit adjustment	-	-	-	-	(211)
Core net income (loss) (non-GAAP)	$21	$(168)	$443	$(25)	$2,259

Calculation of core basic earnings per share:
Basic earnings per share (GAAP)	$0.02	$0.00	$0.01	$0.04	$0.17
Less pre-tax adjustments:
Net gain on sale of securities	-	(0.01)	-	(0.01)	-
Net gain on disposition of premises and equipment	-	-	-	-	(0.03)
Unrealized (gain) loss on equity securities	(0.02)	(0.02)	0.03	(0.04)	0.05
Tax impact of pre-tax adjustments	-	0.01	-	0.01	-
Income tax benefit adjustment	-	-	-	-	(0.02)
Core basic earnings (loss) per share (non-GAAP)	$0.00	$(0.02)	$0.04	$(0.00)	$0.17

Calculation of core diluted earnings per share:
Diluted earnings per share (GAAP)	$0.02	$0.00	$0.01	$0.03	$0.17
Less pre-tax adjustments:
Net gain on sale of securities	-	(0.01)	-	-	-
Net gain on disposition of premises and equipment	-	-	(0.01)	-	(0.03)
Unrealized (gain) loss on equity securities	(0.02)	(0.02)	0.03	(0.04)	0.05
Tax impact of pre-tax adjustments	-	0.01	-	0.01	-
Income tax benefit adjustment	-	-	-	-	(0.02)
Core diluted earnings (loss) per share (non-GAAP)	$0.00	$(0.02)	$0.03	$(0.00)	$0.17

Calculation of core return on average assets:
Return on average assets (GAAP)	0.07%	0.01%	0.09%	0.05%	0.35%
Less pre-tax adjustments:
Net gain on sale of securities	-	(0.04)%	-	(0.01)%	-
Net gain on disposition of premises and equipment	-	-	(0.04)%	-	(0.06)%
Unrealized (gain) loss on equity securities	(0.08)%	(0.08)%	0.20%	(0.06)%	0.10%
Tax impact of pre-tax adjustments	0.02%	0.03%	(0.04)%	0.02%	(0.01)%
Income tax benefit adjustment	-	-	-	-	(0.03)%
Core return (loss) on average assets (non-GAAP)	0.01%	(0.08)%	0.21%	0.00%	0.35%
Average assets	$829,550	$822,124	$860,013	$829,255	$862,731

Calculation of core return on average equity:
Return on average equity (GAAP)	0.43%	0.04%	0.42%	0.32%	1.65%
Less pre-tax adjustments:
Net gain on sale of securities	-	(0.27)%	-	(0.08)%	-
Net gain on disposition of premises and equipment	-	-	(0.22)%	-	(0.29)%
Unrealized (gain) loss on equity securities	(0.47)%	(0.48)%	0.99%	(0.36)%	0.47%
Tax impact of pre-tax adjustments	0.11%	0.17%	(0.18)%	0.10%	(0.04)%
Income tax benefit adjustment	-	-	-	-	(0.15)%
Core return (loss) on average equity (non-GAAP)	0.07%	(0.54)%	1.01%	(0.02)%	1.64%
Average equity	$126,299	$125,199	$176,023	$134,789	$183,891

Calculation of core efficiency ratio:
Non-interest expense (GAAP)	$5,338	$5,071	$5,569	$15,634	$16,792
Less adjustments:
Core non-interest expense (non-GAAP)	$5,338	$5,071	$5,569	$15,634	$16,792
Net interest income	$4,014	$4,211	$5,533	$12,969	$17,810
Non-interest income (GAAP)	$725	$828	$174	$2,203	$1,358
Less adjustments:
Net gain on sale of securities	-	(85)	-	(85)	-
Net gain on disposition of premises and equipment	-	-	(97)	-	(396)
Unrealized (gain) loss on equity securities	(150)	(148)	435	(371)	654
Core non-interest income (non-GAAP)	$575	$595	$512	$1,747	$1,616
Efficiency ratio (GAAP)	112.64%	100.64%	97.58%	103.05%	87.60%
Core efficiency ratio (non-GAAP)	116.32%	105.51%	92.13%	106.24%	86.44%